EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
On Track Innovations Ltd.

We consent to the use of our report incorporated herein by reference.

—————————————— Somekh Chaikin Certified Public Accountants (Isr.) A Member Firm of KPMG International

Tel-Aviv, Israel
February 19, 2007